EXHIBIT A

JOINT FILING AGREEMENT

We, the signatories of the statement on Schedule 13G to which this Joint Filing Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us pursuant to and in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: May 14, 2025

HBM IV, INC.

	By:	/s/ Mitchell I. Scherzer
	Name:	Mitchell I. Scherzer
	Title:	Vice President

HEARST COMMUNICATIONS, INC.

	By:	/s/ Mitchell I. Scherzer
	Name:	Mitchell I. Scherzer
	Title:	Executive Vice President and Chief Financial Officer

HEARST HOLDINGS, INC.

	By:	/s/ Mitchell I. Scherzer
	Name:	Mitchell I. Scherzer
	Title:	Executive Vice President and Chief Financial Officer

THE HEARST CORPORATION

	By:	/s/ Mitchell I. Scherzer
	Name:	Mitchell I. Scherzer
	Title:	Executive Vice President and Chief Financial Officer

THE HEARST FAMILY TRUST

	By:	/s/ Mitchell I. Scherzer
	Name:	Mitchell I. Scherzer
	Title:	Trustee